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                                  EXHIBIT 11

            DATAKEY, INC. AND SUBSIDIARY
         COMPUTATION RE: EARNINGS PER SHARE
              (UNAUDITED)

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                                                    Three Months Ended              Twelve Months Ended
                                                  December 31,   December 31,    December 31   December 31,
                                                       1995           1994           1995           1994
                                                     ------         ------         ------         ------
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EARNINGS
     Net Income(loss)                              $51,861       $132,156       $175,626      ($173,020)
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PRIMARY EARNINGS(LOSS) PER SHARE
     Shares:
     Weighted average number of common
        shares outstanding                       2,830,818      2,829,237      2,829,885      2,829,236
     Assuming conversion of preferred stock                                                     150,000
                                                                  150,000        150,000              0
     Assuming exercise of options and warrants
        reduced by the number of shares which
        could have been purchased with the
        proceeds from exercise of such options
        and warrants (treasury stock method)
        using average market price                  82,510            957         26,467              0
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         Weighted average number of
             common and common equivalent
             shares outstanding                  3,063,328      2,980,194      3,006,352      2,829,236
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PRIMARY EARNINGS (LOSS) PER SHARE                    $0.02          $0.04          $0.06         ($0.06)
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FULLY DILUTED EARNINGS(LOSS) PER SHARE
     Shares:
     Weighted average number of common           2,830,818      2,829,237      2,829,885      2,829,236
        shares outstanding
     Assuming conversion of preferred stock        150,000        150,000        150,000              0
     Assuming exercise of options and warrants
        reduced by the number of shares which
        could have been purchased with the
        proceeds from exercise of such options
        and warrants (treasury stock method)
        using the higher of the average market
        price or the ending market price            89,939            957         65,289              0
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         Weighted average number of
             common and common equivalent
             shares outstanding                  3,070,757      2,980,194      3,045,174      2,829,236
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Fully Diluted Earnings(Loss) Per Share               $0.02           $0.04         $0.06         ($0.06)
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